UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2014

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01	Other Events

On February 28, 2014 Solitario Exploration & Royalty Corp. (“Solitario”) issued a press release that Solitario has closed its previously announced sale of shares of Solitario common stock in a private placement conducted by Solitario (the “Offering”). In total, Solitario sold 1,600,000 shares of common stock (the “Shares”) at US $1.05 per share for aggregate consideration of $1,680,000 in the Offering. Solitario paid a placement agent a placement fee of $50,000 for the sale effected to the single Canadian investor that participated in the Offering.

The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and all offers and sales of the Shares effected within the United States or to U.S. persons Solitario relied on the exemptions from registration set forth in Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder. In connection with such offers and sales Solitario: (i) did not engage in any public advertising or general solicitation in connection with the Offering; (ii) reasonably believed that each investor was sophisticated and an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act and understood the risks of acquiring the Shares; and (iii) believed that each investor is acquiring the Shares for investment purposes. The offer and sale of 1,000,000 of the Shares to a single Canadian investor in the Offering was effected outside the United States pursuant to Regulation S promulgated under the 1933 Act. No officers, directors or other affiliates of Solitario participated in the Offering.

The closing of the Offering was subject to the approval of the NYSE MKT and the Toronto Stock Exchange. This current report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Press Release dated February 28, 2014 announcing closing of the previously announced $1,680,000 private placement

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 3, 2014

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer